Exhibit 99.1
Blackboard Inc. Reports Third Quarter Results
Revenue Increases 40 Percent to $50.4 Million
Company Raises Guidance for Fourth Quarter and Full Year 2006
Washington, DC — November 7, 2006 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the third quarter ended September 30, 2006 and provided guidance for the fourth quarter and the full year of 2006.
Blackboard’s third quarter revenue was $50.4 million, an increase of 40 percent over the same period in 2005. The increase in revenue was driven by, continued growth in Blackboard’s annual licensing of enterprise level products to clients including clients resulting from the acquisition of WebCT, Inc., which closed on February 28, 2006.
Product revenue was $43.4 million, an increase of 39 percent over the $31.3 million of product revenue last year. Professional services revenue for the quarter was $6.9 million, which represents an increase of 50 percent over the same period in 2005. Net loss in the third quarter was $4.8 million, resulting in a net loss per basic and diluted share of $0.17. Non-GAAP cash net income, which excludes the amortization of acquired intangibles, stock-based compensation expense and the associated tax impact, was $522,000 resulting in a non-GAAP cash net income per diluted share of $0.02.
“We are pleased with our financial results, made possible by clients around the world selecting Blackboard products and services to manage their most mission-critical online education activities,” said Michael Chasen, Chief Executive Officer for Blackboard. “During the quarter, we realized strong revenue and earnings performance and generated operating cash-flow in excess of $24 million.”
Total revenue for the nine months ended September 30, 2006 was $131.6 million, an increase of 32 percent over the same period in 2005. Net loss was $10.9 million for the first nine months of 2006 compared to net income of $18.7 million over the same period in 2005. Non-GAAP cash net income for the first nine months of 2006, which excludes the amortization of acquired intangibles, stock-based compensation expense and the associated tax impact, was $1.8 million resulting in non-GAAP cash net income per diluted share of $0.06.
Investors should note that the Company’s 2006 net loss and non-GAAP cash net income reflect the negative impact of the deferred revenue reductions related to purchase accounting adjustments and non-recurring integration costs, both relating to the WebCT, Inc. acquisition.
Strong Client Adoption and Retention Continues
Commenting on client adoption, Chasen added “During the third quarter we continued to experience steady adoption of products by existing and new clients. Additionally, our client retention rate remained strong during our busiest renewal quarter of the year.”
A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Claflin University, College of DuPage, College of Westchester, Dallas County Community College District, Dominican University of California, Montcalm Community College, Ohio Wesleyan University, Ozarks Technical Community College, Pearl River Community College, Southern Methodist University, University of North Carolina at Chapel Hill and others.

•	International: Freie Universitaet Berlin, International School of Brussels, King Khalid University, Liverpool John Moores University, Metropolitan Institute of TAFE, Prince Mohammed University, Universitaet Potsdam, University of Bedfordshire, University of East Anglia, University of Strathclyde, Westminster Kingsway College and others.

•	K-12: Albuquerque Public Schools, Atlanta Public Schools, Bishop O’Dowd High School, Chesterfield County School District, Deer Valley Unified School District, Henry County Public Schools, Littleton Public Schools, Pennsylvania Virtual Charter School, Pope John XXIII Regional High School, Spokane Public Schools, The Bishop Strachan School and others.
Highlights from the Third Quarter
•	Blackboard launched the latest version of its client support site, Behind the Blackboard™. The new site features a variety of tools so that members of the academic community can better manage their e-Learning infrastructure and access up-to-the-minute resources and information about Blackboard products and services.
•	Blackboard held the Fourth Annual Blackboard Building Blocks Developers Conference. The annual event highlights academic and commercial developers working to extend Blackboard’s e-Learning platform by using the Blackboard Building Blocks® technology.
•	Blackboard released a new customized e-Learning product for K-12 institutions, the Blackboard K-12 Starter Edition™. This new solution is a hosted package featuring a variety of resources for K-12 districts in the early stages of establishing an e-Learning strategy.
Financial Guidance for the Fourth Quarter of 2006:
•	Revenue of $49.4 to $50.4 million;
•	Stock-based compensation expense of $2.7 million;

•	Amortization of acquired intangibles of $5.4 million;
•	Net loss of ($800,000) to ($400,000), resulting in net loss per basic share of ($0.03) to ($0.02), which is based on an estimated 28.3 million basic shares and an effective tax rate of 30 percent; and
•	Non-GAAP cash net income, which excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, of $4.3 to $4.7 million, resulting in non-GAAP cash net income per diluted share of $0.15 to $0.16 based on an estimated 29.1 million diluted shares and an effective tax rate of 39.5 percent.
Financial Guidance for the Full Year 2006:
•	Revenue of $181.1 to $182.1 million;
•	Stock-based compensation expense of $8.8 million;
•	Amortization of acquired intangibles of $18.1 million;
•	Net loss of ($11.8) to ($11.4) million, resulting in net loss per basic share of ($0.42) to ($0.41), which is based on an estimated 28 million basic shares and an effective tax rate of 30 percent; and
•	Non-GAAP cash net income, which excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, of $6.2 to $6.6 million, resulting in non-GAAP cash net income per diluted share of $0.21 to $0.23 based on an estimated 28.9 million diluted shares and an effective tax rate of 39.5 percent.
Conference Call
Blackboard will broadcast its third quarter call live over the Internet beginning at 5:00 p.m. on November 7, 2006 and interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on November 7, 2006 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on November 14, 2006. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 54744437.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP cash net income and non-GAAP cash net income per share which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance which can be effectively managed. Since the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP cash net income and non-GAAP cash net income per share. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles, stock-based compensation expense, and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated August 9, 2006, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Blackboard solutions are used by millions of people at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia.
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Annual Report on Form 10-Q filed on August 9, 2006 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of November 7, 2006. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 7, 2006.
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BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Revenues:
Product	$31,301	$43,435	$88,341	$113,597
Professional services	4,626	6,919	11,577	18,046

Total revenues	35,927	50,354	99,918	131,643
Operating expenses:
Cost of product revenues, excludes $2,800 and $6,533 in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below for the three and nine months ended September 30, 2006, respectively (1)	7,507	11,354	21,818	29,348
Cost of professional services revenues (1)	2,733	4,385	7,499	12,061
Research and development (1)	3,657	8,000	10,162	20,157
Sales and marketing (1)	10,323	16,678	28,269	43,920
General and administrative (1)	5,032	9,661	14,464	27,063
Amortization of intangibles resulting from acquisitions	66	5,377	200	12,591

Total operating expenses	29,318	55,455	82,412	145,140

Income (loss) from operations	6,609	(5,101)	17,506	(13,497)
Other income (expense):
Interest expense	(9)	(1,860)	(39)	(3,756)
Interest income	932	341	1,939	1,974
Other income (expense)	—	(155)	—	(301)

Income (loss) before (provision) benefit for income taxes	7,532	(6,775)	19,406	(15,580)
(Provision) benefit for income taxes	(263)	2,000	(664)	4,642

Net income (loss)	7,269	(4,775)	18,742	(10,938)

Net income (loss) per common share:
Basic	$0.27	$(0.17)	$0.71	$(0.39)

Diluted	$0.25	$(0.17)	$0.66	$(0.39)

Weighted average number of common shares:
Basic	26,986,242	27,922,879	26,529,922	27,760,438

Diluted	28,829,768	27,922,879	28,240,576	27,760,438

(1) Includes the following amounts related to stock-based compensation:

Cost of product revenues	$—	$113	$—	$277
Cost of professional services revenues	—	150	—	519
Research and development	—	168	—	444
Sales and marketing	—	899	—	2,239
General and administrative	19	931	55	2,559

Reconciliation of income (loss) before (provision) benefit for income taxes to non-GAAP cash net income (2):

Income (loss) before (provision) benefit for income taxes	$7,532	$(6,775)	$19,406	$(15,580)
Add: Amortization of intangibles resulting from acquisitions	66	5,377	200	12,591
Add: Stock-based compensation	19	2,261	55	6,038
Adjusted provision for income taxes (3)	(267)	(341)	(668)	(1,204)

Non-GAAP cash net income	7,350	522	18,993	1,845

Non-GAAP cash net income per common share — diluted	$0.25	$0.02	$0.67	$0.06

Adjusted weighted average number of common shares — diluted	28,829,768	29,036,375	28,240,576	28,930,136

(2)	Non-GAAP cash net income and non-GAAP cash net income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted provision for income taxes is applied at an effective rate of approximately 3.5% and 39.5% for the three months ended September 30, 2005 and 2006, respectively, and approximately 3.4% and 39.5% for the nine months ended September 30, 2005 and 2006, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2005	2006
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS

Current assets:
Cash and cash equivalents	$75,895	$37,045
Short-term investments	62,602	—
Restricted cash	521	461
Accounts receivable, net	26,136	61,360
Inventories	1,806	2,443
Prepaid expenses and other current assets	2,116	2,976
Deferred tax asset, current portion	10,274	16,818
Deferred cost of revenues, current portion	5,797	8,080

Total current assets	185,147	129,183

Deferred tax asset, noncurrent portion	12,023	12,386
Deferred cost of revenues, noncurrent portion	1,310	772
Deferred merger costs (WebCT, Inc.)	4,956	—
Property and equipment, net	9,940	13,276
Goodwill	10,252	102,725
Intangible assets, net	560	61,275

Total assets	$224,188	$319,617

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,833	$1,530
Accrued expenses	14,083	20,153
Term loan, current portion	—	600
Deferred rent, current portion	347	398
Deferred revenues, current portion	74,975	118,388

Total current liabilities	91,238	141,069

Term loan, noncurrent portion, net of debt discount	—	42,411
Deferred rent, noncurrent portion	426	233
Deferred revenues, noncurrent portion	2,199	3,290
Stockholders’ equity:
Common stock, $0.01 par value	275	280
Additional paid-in capital	210,805	224,027
Accumulated deficit	(80,755)	(91,693)

Total stockholders’ equity	130,325	132,614

Total liabilities and stockholders’ equity	$224,188	$319,617

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2005	2006
	(in thousands)
Cash flows from operating activities
Net income (loss)	$18,742	$(10,938)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax benefit	—	(6,078)
Excess tax benefits from stock-based compensation	—	(248)
Amortization of debt discount	—	940
Depreciation and amortization	5,003	6,572
Amortization of intangibles resulting from acquisitions	200	12,591
Change in allowance for doubtful accounts	(24)	(143)
Noncash stock-based compensation	55	6,038
Changes in operating assets and liabilities:
Accounts receivable	(11,490)	(30,712)
Inventories	(59)	(637)
Prepaid expenses and other current assets	(586)	496
Deferred cost of revenues	(1,959)	(1,745)
Accounts payable	111	(575)
Accrued expenses	797	(4,883)
Deferred rent	(221)	(142)
Deferred revenues	12,797	40,048

Net cash provided by operating activities	23,366	10,584

Cash flows from investing activities
Acquisition of WebCT, Inc., net of cash acquired	—	(154,628)
Purchase of property and equipment	(6,696)	(8,188)
Purchase of held-to-maturity securities	(27,230)	—
Sale of held-to-maturity securities	5,750	23,546
Purchase of available-for-sale securities	(21,900)	—
Sale of available-for-sale securities	25,600	39,056

Net cash used in investing activities	(24,476)	(100,214)

Cash flows from financing activities
Payments on equipment notes	(424)	—
Proceeds from revolving credit facility	—	10,000
Payments on revolving credit facility	—	(10,000)
Proceeds from term loan	—	57,522
Payments on term loan	—	(15,450)
Release of letter of credit	—	1,517
Excess tax benefits from stock-based compensation	—	248
Proceeds from exercise of stock options	8,222	6,943

Net cash provided by financing activities	7,798	50,780

Net increase (decrease) in cash and cash equivalents	6,688	(38,850)
Cash and cash equivalents at beginning of period	78,149	75,895

Cash and cash equivalents at end of period	$84,837	$37,045